Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 23, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Broadcom Limited, which appears in Broadcom Limited’s Annual Report on Form 10-K for the year ended October 30, 2016.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 17, 2017